UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 28, 2017
Xplore Technologies Corp.
 (Exact name of registrant as specified in its charter)
Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8601 RR 2222, Building II
Austin, Texas  78730
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(512) 336-7797
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2017, the Board of Directors of Xplore Technologies Corp. (the “Company”) appointed Thomas B. Pickens III as Chairman of the Board, an officer of the Company.  As previously disclosed, Mr. Pickens was appointed as a director of the Company on November 8, 2016.  As of November 28, 2017, Mr. Pickens will no longer serve on any committee of the Board of Directors of the Company.

Mr. Pickens is currently the Chairman and Chief Executive Officer of Astrotech Corporation (NASDAQ: ASTC) and also currently serves as the founder, CEO and Chairman of 1st Detect Corporation, Astrogenetix Corporation and Astral Images Inc.  Mr. Pickens was the founder, CEO and Chairman of Beta Computer Systems, Inc., T.B. Pickens & Co., The Code Corporation, U.S. Utilities Inc., Great Southern Water Corp. and South Carolina Water Inc.  He has also been the CEO and Chairman of Catalyst Energy Corporation, United Thermal Corporation (NYSE), Golden Bear Corporation, United Hydro, Inc., Slate Creek Corporation, Eury Dam Corporation and was the General Partner of Grace Pickens Acquisition Partners L.P. and Sumpter Partners L.P.  Mr. Pickens has also served as the Chairman of the Board of Astrotech Space Operations, Inc., Century Power Corporation and Vidilia Hydroelectric Corporation.  He has also served on the board of Trenwick America Reinsurance Corporation, Spacehab Inc. (NASDAQ), Advocate MD Inc., Optifab Inc. (NASDAQ).  He was also the Co-Chairman of the Equity Committee during the bankruptcy of Mirant, Corp.  (NASDAQ) and served as the Chairman of New York chapter of United Shareholders Association, a shareholders rights organization.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

By:         /s/Tom Wilkinson
Name:   Tom Wilkinson
Title:     Acting Chief Exective Officer

Dated: November 29, 2017